     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 1996.

                                                       REGISTRATION NO. 333-3815
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                                CONDUCTUS, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                          3679                  77-0162388
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
Incorporation or Organization)                                      Number)

                           --------------------------

                              969 W. MAUDE AVENUE
                              SUNNYVALE, CA 94086
                                 (408) 523-9950
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           --------------------------

                               CHARLES E. SHALVOY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                CONDUCTUS, INC.
                              969 W. MAUDE AVENUE
                              SUNNYVALE, CA 94086
                                 (408) 523-9950
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------

                                   COPIES TO:

    ROBERT V. GUNDERSON, JR., ESQ.                HOWARD S. ZEPRUN, ESQ.
         BROOKS STOUGH, ESQ.                      THEODORE C. CHEN, ESQ.
        RENEE L. BARTON, ESQ.                      BRETT D. BYERS, ESQ.
    WILLIAM E. GROWNEY, JR., ESQ.         Wilson Sonsini Goodrich & Rosati, P.C.
       Gunderson Dettmer Stough                     650 Page Mill Road
 Villeneuve Franklin & Hachigian, LLP          Palo Alto, California 94304
     600 Hansen Way, Second Floor                     (415) 493-9300
     Palo Alto, California 94304
            (415) 843-0500

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                           --------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                CONDUCTUS, INC.
                             CROSS-REFERENCE SHEET
                 SHOWING LOCATION IN PROSPECTUS OF INFORMATION
                         REQUIRED BY ITEMS OF FORM S-1

FORM S-1 REGISTRATION STATEMENT HEADING                                     HEADING OR LOCATION IN PROSPECTUS
- ----------------------------------------------------------------  -----------------------------------------------------
       1.  Forepart of the Registration Statement and Outside
            Front Cover Page of Prospectus......................  Forepart of the Registration Statement; Outside Front
                                                                   Cover Page of Prospectus
       2.  Inside Front and Outside Back Cover Pages of
            Prospectus..........................................  Inside Front Cover Page; Outside Back Cover Page
       3.  Summary Information, Risk Factors and Ratio of
            Earnings to Fixed Charges...........................  Prospectus Summary; Risk Factors
       4.  Use of Proceeds......................................  Prospectus Summary; Use of Proceeds
       5.  Determination of Offering Price......................  Underwriting
       6.  Dilution.............................................  Dilution
       7.  Selling Security Holders.............................  Not Applicable
       8.  Plan of Distribution.................................  Underwriting
       9.  Description of Securities to be Registered...........  Outside Front Cover Page; Prospectus Summary;
                                                                   Capitalization; Description of Capital Stock
      10.  Interests of Named Experts and Counsel...............  Legal Matters
      11.  Information with Respect to the Registrant...........  Inside and Outside Cover Pages; Prospectus Summary;
                                                                   Risk Factors; Use of Proceeds; Dividend Policy;
                                                                   Capitalization; Dilution; Selected Financial Data;
                                                                   Management's Discussion and Analysis of Financial
                                                                   Condition and Results of Operations; Business;
                                                                   Management; Certain Transactions; Principal
                                                                   Stockholders; Description of Capital Stock; Shares
                                                                   Eligible for Future Sale; Experts; Additional
                                                                   Information; Financial Statements
      12.  Disclosure of Commission Position on Indemnification
            for Securities Act Liabilities......................  Not Applicable

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The   following  table  sets  forth  the  costs  and  expenses,  other  than underwriting discounts and commissions, payable by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

SEC Registration fee......................................................  $   5,949
NASD fee..................................................................      2,225
Nasdaq National Market listing fee........................................     17,500
Printing and engraving expenses...........................................    100,000
Legal fees and expenses...................................................    125,000
Accounting fees and expenses..............................................    120,000
Blue sky fees and expenses................................................      5,000
Transfer agent fees.......................................................     10,000
Miscellaneous fees and expenses...........................................     14,326
                                                                            ---------
    Total.................................................................  $ 400,000
                                                                            ---------
                                                                            ---------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII, Section 6, of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors, a form of which is attached as Exhibit hereto and incorporated herein by reference. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law." Reference is made to that Section of the Underwriting
Agreement contained in Exhibit 1.1 hereto, that indemnifies officers and directors of the Registrant against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    Since January 1, 1993, the Registrant has issued and sold (without payment of any selling commission to any person) the following unregistered securities:

    (1) In October 1992 and January 1993, the Company issued and sold to certain investors convertible promissory notes in the aggregate amount of $1,980,000 and warrants to purchase shares of Series B Preferred Stock (convertible into warrants exercisable for an aggregate of 33,460 shares of

       Common Stock at an effective exercise price of $8.96 per share of Common Stock upon the closing of the Company's initial public offering ("IPO") in August, 1993). Each of such notes had an interest of 9% per annum. The aggregate purchase price of such warrants equaled $20,000.

    (2) In January 1993, in connection with the renegotiation of an equipment lease agreement with Dominion Ventures, Inc., the Company issued two warrants exercisable to purchase shares of Series B Preferred Stock (convertible into warrants exercisable for an aggregate of 7,577 shares of Common Stock at an effective exercise price of $8.96 per share of Common Stock upon the closing of the IPO). Such warrants will expire on August 5, 1998.

    (3) In January 1993, the Company issued to Comdisco, Inc. a warrant to purchase shares of Series B Preferred Stock (convertible into a warrant to purchase 2,087 shares of Common Stock at an effective exercise price of $8.96 per share of Common Stock upon the closing of the IPO). Such warrant was issued in exchange for forgiveness of interest payments under an equipment lease agreement and will expire on August 5, 1998.

    (4) In May 1993, in connection with the acquisition of Tristan Technologies, Inc., the Company issued 342,588 shares of Common Stock and options to purchase 20,936 shares of Common Stock to the former employees of Tristan in exchange of all the outstanding shares and options of Tristan.

    (5) In June 1993, the Company issued and sold to certain investors shares of Series B Preferred Stock convertible into an aggregate of 412,838 shares of Common Stock at an effective per share purchase price of $8.96 and issued and sold to an investor 21,670 shares of Common Stock at an effective per share purchase price of $4.48, all in exchange for the cancellation of outstanding indebtedness of $2,065,907, $1,500,065 in cash and equipment valued at $230,000.

    (6) Since January 1, 1993, the Registrant has sold and issued 356,281 shares (assuming no exercise of stock options after March 31, 1996) of its Common Stock to employees, independent directors and consultants pursuant to exercises of options under its 1992 Stock Option Plan, predecessor plans and employment agreements.

    (7) Since January 1, 1993, the Registrant has sold and issued 101,790 shares (assuming no sales of stock after November 30, 1995) of its Common Stock to employees pursuant to its 1994 Employee Stock Purchase Plan.

    (8) In March 1996, the Registrant sold and issued a warrant to purchase 15,000 shares of its Common Stock to Silicon Valley Bank (the "Bank") pursuant to modifications of the terms of a line of credit between the Bank and the Registrant. These modifications included an increase in the amount of the line of credit from $1,000,000 to $2,000,000 as well as the creation of an equipment term loan in the amount of $1,000,000.

    The issuances of the above securities were deemed to be exempt from registration under the Act in reliance on Section 4(2) of such Act, or Regulation D thereunder, or Rule 701 promulgated under Section 3(b) of the Act as transactions by an issuer not involving any public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and warrants issued in such transactions. All recipients had adequate access, through their relationships with the Registrant, to information about the Registrant.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

 EXHIBIT NO.                                                DESCRIPTION
- -------------  -----------------------------------------------------------------------------------------------------
 1.1-          Form of Underwriting Agreement dated June   , 1996.
 2.1*          Stock Exchange Agreement dated as of May 28, 1993 between the Registrant and Tristan Technologies,
               Inc. ("Tristan").
 3.3**         Restated Certificate of Incorporation.
 3.5*          Restated Bylaws of Registrant.
 4.2*          Warrant dated December 1, 1988 by the Registrant in favor of Comdisco, Inc. ("Comdisco").
 4.3*          Warrant dated December 1, 1988 by the Registrant in favor of Dominion Ventures, Inc. ("Dominion").
 4.4*          Form of Warrant dated October 15, 1992 by the Registrant in favor of certain institutional investors.
 4.5*          Form of Warrant dated January 31, 1993 by the Registrant in favor of certain institutional investors.
 4.6*          Warrant Purchase Agreements dated as of January 26, 1993 between the Registrant and Dominion and
               Warrants dated January 26, 1993 by the Registrant in favor of Dominion.
 4.7*          Warrant dated January 5, 1993 by the Registrant in favor of Comdisco.
 5.1           Opinion Regarding Legality of the Shares.
10.1*-         Second Amended and Restated Registration Rights Agreement dated June 3, 1993, as amended by the
               Amendment and Waiver Agreement dated May 14, 1996 among Registrant and certain investors.
10.2*          Form of Modification Agreement to be entered into among the Registrant and certain of its warrantholders.
10.3*+         Coordinated Research Program Agreement dated October 14, 1988 and Amendment dated May 26, 1991 between the Registrant and Hewlett-Packard Company ("H-P"), as amended by the Agreement Between
               Registrant and Hewlett-Packard Company dated June 2, 1993.
10.5*          Cooperation Agreement dated March 2, 1992 between the Registrant and TRW, Inc.
10.6*          Agreement dated August 1991 among the Registrant, E-Systems, Melpar Division, Superconductor
               Technologies, Inc., Trans-Science Corporation, Datamax, Inc., Georgia Tech Research Corporation,
               Georgia Institute of Technology, Massachusetts Institute of Technology, Cornell University and
               E-Systems, Inc., Greenville Division.
10.7*-         Collaborative Research Agreement among Registrant, TRW, H-P, Stanford University and University of
               California, Berkeley, as amended by the letter dated November 12, 1992 from H-P to Registrant.
10.7.1****+    Joint Development and Licensing Agreement dated August 31, 1994 between the Registrant and Varian.
10.7.2Q        Joint Development Agreement dated December 14, 1995 between the Registrant and Siemens
               Aktiengesellschaft Medical Engineering Group.
10.7.3+Q       Superconducting Filter Technology Joint Development Agreement dated April 25, 1996 between the
               Registrant and Lucent Technologies Inc.
10.7.4-        Collaboration Agreement between Registrant and CTI and Agreement for Joint Development Project for
               Cryogenic Interconnect Package for NMR Probe between Registrant and CTI, both dated September 19,
               1995.
10.7.5-        High Temperature Superconductor Thin-Film Manufacturing Alliance Agreement among Registrant,
               Superconductor Technologies, Inc., Stanford University, Georgia Research Corporation, Microelectronic
               Control and Sensing Incorporated, IBIS, Focused Research and BDM Federal dated November 17, 1995.

 EXHIBIT NO.                                                DESCRIPTION
- -------------  -----------------------------------------------------------------------------------------------------
10.8*          Master Equipment Lease Agreement dated November 18, 1988 between the Registrant and Comdisco, as amended to date.
10.9*          Master Equipment Lease Agreement effective December 1, 1988, as amended, between the Registrant and
               Dominion, as amended to date.
10.10*         Hewlett-Packard Financing Agreement dated March 1993 between the Registrant and H-P.
10.11*         Conductus, Inc. Series B Preferred Stock Purchase Agreement dated as of October 14, 1988 between
               Registrant and H-P.
10.12*         Conductus, Inc. Note and Warrant Purchase Agreements dated as of October 15, 1992 and January 31,
               1993 among the Registrant and the parties named therein.
10.13*         Conductus, Inc. Series B Preferred Stock and Common Stock Purchase Agreement dated as of June 3, 1993 among the Registrant and the parties named therein.
10.15*         Employment, Stock Restriction and Asset Purchase Right Agreement dated May 27, 1993 between the
               Registrant and Dr. Duane Crum.
10.16*         Lease Agreement and Letter Agreement dated February 13, 1989 between the Registrant and Mozart-McKee
               Limited Partnership for part of the Sunnyvale facilities.
10.17*         Lease Agreement dated May 3, 1993 between the Registrant and Mozart-McKee Limited Partnership for
               part of the Sunnyvale facilities.
10.18*         Standard Industrial Lease between Tristan and GWR Instruments, Inc. dated September 10, 1991.
10.19*         1992 Stock Option/Stock Purchase Plan, as amended.
10.20*         Amended 1989 Stock Option Plan.
10.21*         1987 Stock Option Plan.
10.22*         Form of Indemnification Agreement between the Registrant and each of its directors and officers.
10.23**        Exclusive Distributor Agreement between Registrant and Niki Glass Co., Ltd. dated as of February 2,
               1994.
10.24****      Lease Agreement dated December 8, 1994 between Registrant and Mozart-McKee Limited Partnership for
               Sunnyvale facilities.
10.25****      Business Loan Agreement dated August 15, 1994 between Registrant and Silicon Valley Bank for working capital credit facility and term loan facility.
10.26****      Employment Agreement dated May 3, 1994 between Registrant and Mr. Charles E. Shalvoy.
10.27****      Employment Agreement dated November 23, 1994 between Registrant and Mr. Henry Zauderer.
10.28***       Conductus, Inc. 1994 Employee Stock Purchase Plan.
10.29*****     Loan Modification Agreement dated March 8, 1996 between Registrant and Silicon Valley Bank modifying the Business Loan Agreement dated August 15, 1994.
10.30-         Loan Modification Agreements dated August 15, 1995 and June 10, 1996, respectively, between
               Registrant and Silicon Valley Bank, each modifying the Business Loan Agreement dated August 15, 1994.
11.1Q          Statements of computation of loss per share.
21.1*          Subsidiary of the Registrant.
23.1           Consent of Independent Accountants. (See Page II-8).
23.2           Consent of Patent Counsel. (See Page II-9).
24.1           Power of Attorney (See Page II-6).

- ------------------------
* Incorporated herein by reference from the same numbered exhibits filed with the Company's Registration Statement on Form S-1 (Number 33-64020), as amended.

** Incorporated herein by reference from the same numbered exhibit filed with the Company's 1993 Annual Report on Form 10-K.

*** Incorporated herein by reference from exhibit number 99.1 to the Company's Registration Statement on a Form S-8 filed with the SEC Commission on August 5, 1994.

**** Incorporated herein by reference from the same numbered exhibit filed with the Company's 1994 Annual Report on Form 10-K.

+ Confidential treatment granted or requested as to certain portions of these exhibits.

Q Incorporated herein by reference from the same numbered exhibit filed with the Company's Registration Statement on Form S-1 (Number 333-3815) on May 10, 1996.

*****Incorporated herein by reference from the same numbered exhibit filed with the Company's 1995 Annual Report on Form 10-K.

- -    Incorporated herein by reference from the same numbered exhibit filed  with
     Amendment No. 2 to the Company's Registration Statement on Form S-1 (Number 333-3815) on June 17, 1996.

    (b) Financial Statement Schedules

    Schedule II -- Valuation and Qualifying Accounts

    Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

    The Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of the Registrant, the Underwriting Agreement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 24th day of June, 1996.


                                          CONDUCTUS, INC.

                                          By:       /s/ WILLIAM J. TAMBLYN

                                             -----------------------------------
                                                     William J. Tamblyn
                                             VICE PRESIDENT AND CHIEF FINANCIAL
                                                           OFFICER

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                          TITLE                               DATE
- ------------------------------------------  ----------------------------------------------------  ---------------

         */s/ CHARLES E. SHALVOY
    ---------------------------------       President, Chief Executive Officer and Director
            Charles E. Shalvoy               (Principal Executive Officer)                        June 24, 1996

          /s/ WILLIAM J. TAMBLYN
    ---------------------------------       Vice President, Chief Financial Officer (Principal
            William J. Tamblyn               Accounting Officer)                                  June 24, 1996

            */s/ JOHN F. SHOCH
    ---------------------------------       Chairman of the Board of Directors
           John F. Shoch, Ph.D.                                                                   June 24, 1996

             */s/ ANTHONY SUN
    ---------------------------------       Director
               Anthony Sun                                                                        June 24, 1996

    ---------------------------------       Director
           Richard W. Anderson

            */s/ MARTIN COOPER
    ---------------------------------       Director
              Martin Cooper                                                                       June 24, 1996

    ---------------------------------       Director
            Robert J. Saldich

      *By:    /s/ WILLIAM J. TAMBLYN
       ----------------------------
            William J. Tamblyn
            (ATTORNEY-IN-FACT)

                 REPORT OF INDEPENDENT ACCOUNTANTS ON SCHEDULE

To the Board of Directors and Stockholders
Conductus, Inc.:

    Our report on the financial statements of Conductus Inc., is included on page F-2 of this Registration Statement. In connection with our audits of such financial statements, we have also audited the related financial statement schedule listed in the index on page II-4 of this Registration Statement.

    In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                          COOPERS & LYBRAND L.L.P.

San Jose, California
February 9, 1996, except Note 10
for which the date is March 8, 1996

                                                                    EXHIBIT 23.1

                                CONDUCTUS, INC.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement (File No. 333-3815) of our reports dated February 9, 1996, except as to note 10 for which the date is March 8, 1996, on our audits of the financial statements and financial statement schedule of Conductus, Inc. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

San Jose, California
June 17, 1996

                                                                    EXHIBIT 23.2

                                CONDUCTUS, INC.

                           CONSENT OF PATENT COUNSEL

We consent to the reference to our firm under the caption "Experts" in this Amendment No. 2
(File No. 333-3815).

                                          MERCHANT, GOULD, SMITH,
                                          EDELL, WELTER & SCHMIDT, P.A.

Minneapolis, Minnesota
June 15, 1996

                                          MERCHANT, GOULD, SMITH,
                                          EDELL, WELTER & SCHMIDT, P.A.

                                          By        /s/ Charles G. Carter

                                          --------------------------------------
                                                     Charles G. Carter

                                                                     SCHEDULE II

                                CONDUCTUS, INC.
                       VALUATION AND QUALIFYING ACCOUNTS

                                                      COLUMN B            COLUMN C                        COLUMN E
                                                    ------------  ------------------------               -----------
                     COLUMN A                        BALANCE AT   CHARGED TO   CHARGED TO    COLUMN D      BALANCE
- --------------------------------------------------  BEGINNING OF   COST AND       OTHER     -----------    AT END
DESCRIPTION                                            PERIOD      EXPENSES     ACCOUNTS    DEDUCTIONS    OF PERIOD
- --------------------------------------------------  ------------  -----------  -----------  -----------  -----------
Year ended December 31, 1993:
Allowance for doubtful accounts...................   $   50,000    $  --        $  --        $  --        $  50,000
Allowance for excess and obsolete inventory.......   $   --        $  --        $  --        $  --        $  --

Year ended December 31, 1994:
Allowance for doubtful accounts...................   $   50,000    $  --        $  --        $  --        $  50,000
Allowance for excess and obsolete inventory.......   $   --        $  61,000    $  --        $  --        $  61,000

Year ended December 31, 1995:
Allowance for doubtful accounts...................   $   50,000    $  --        $  --        $  --        $  50,000
Allowance for excess and obsolete inventory.......   $   61,000    $  20,000    $  --        $  --        $  81,000

                                 EXHIBIT INDEX

 EXHIBIT NO.                                                DESCRIPTION
- -------------  -----------------------------------------------------------------------------------------------------
 1.1-          Form of Underwriting Agreement dated June   , 1996.
 2.1*          Stock Exchange Agreement dated as of May 28, 1993 between the Registrant and Tristan Technologies,
               Inc. ("Tristan").
 3.3**         Restated Certificate of Incorporation.
 3.5*          Restated Bylaws of Registrant.
 4.2*          Warrant dated December 1, 1988 by the Registrant in favor of Comdisco, Inc. ("Comdisco").
 4.3*          Warrant dated December 1, 1988 by the Registrant in favor of Dominion Ventures, Inc. ("Dominion").
 4.4*          Form of Warrant dated October 15, 1992 by the Registrant in favor of certain institutional investors.
 4.5*          Form of Warrant dated January 31, 1993 by the Registrant in favor of certain institutional investors.
 4.6*          Warrant Purchase Agreements dated as of January 26, 1993 between the Registrant and Dominion and
               Warrants dated January 26, 1993 by the Registrant in favor of Dominion.
 4.7*          Warrant dated January 5, 1993 by the Registrant in favor of Comdisco.
 5.1           Opinion Regarding Legality of the Shares.
10.1*-         Second Amended and Restated Registration Rights Agreement dated June 3, 1993, as amended by the
               Amendment and Waiver Agreement dated May 14, 1996 among Registrant and certain investors.
10.2*          Form of Modification Agreement to be entered into among the Registrant and certain of its warrantholders.
10.3*+         Coordinated Research Program Agreement dated October 14, 1988 and Amendment dated May 26, 1991 between the Registrant and Hewlett-Packard Company ("H-P"), as amended by the Agreement Between
               Registrant and Hewlett-Packard Company dated June 2, 1993.
10.5*          Cooperation Agreement dated March 2, 1992 between the Registrant and TRW, Inc.
10.6*          Agreement dated August 1991 among the Registrant, E-Systems, Melpar Division, Superconductor
               Technologies, Inc., Trans-Science Corporation, Datamax, Inc., Georgia Tech Research Corporation,
               Georgia Institute of Technology, Massachusetts Institute of Technology, Cornell University and
               E-Systems, Inc., Greenville Division.
10.7*-         Collaborative Research Agreement among Registrant, TRW, H-P, Stanford University and University of
               California, Berkeley, as amended by the letter dated November 12, 1992 from H-P to Registrant.
10.7.1****+    Joint Development and Licensing Agreement dated August 31, 1994 between the Registrant and Varian.
10.7.2Q        Joint Development Agreement dated December 14, 1995 between the Registrant and Siemens
               Aktiengesellschaft Medical Engineering Group.
10.7.3+Q       Superconducting Filter Technology Joint Development Agreement dated April 25, 1996 between the
               Registrant and Lucent Technologies Inc.
10.7.4-        Collaboration Agreement between Registrant and CTI and Agreement for Joint Development Project for
               Cryogenic Interconnect Package for NMR Probe between Registrant and CTI, both dated September 19,
               1995.
10.7.5-        High Temperature Superconductor Thin-Film Manufacturing Alliance Agreement among Registrant,
               Superconductor Technologies, Inc., Stanford University, Georgia Research Corporation, Microelectronic
               Control and Sensing Incorporated, IBIS, Focused Research and BDM Federal dated November 17, 1995.
10.8*          Master Equipment Lease Agreement dated November 18, 1988 between the Registrant and Comdisco, as amended to date.

 EXHIBIT NO.                                                DESCRIPTION
- -------------  -----------------------------------------------------------------------------------------------------
10.9*          Master Equipment Lease Agreement effective December 1, 1988, as amended, between the Registrant and
               Dominion, as amended to date.
10.10*         Hewlett-Packard Financing Agreement dated March 1993 between the Registrant and H-P.
10.11*         Conductus, Inc. Series B Preferred Stock Purchase Agreement dated as of October 14, 1988 between
               Registrant and H-P.
10.12*         Conductus, Inc. Note and Warrant Purchase Agreements dated as of October 15, 1992 and January 31,
               1993 among the Registrant and the parties named therein.
10.13*         Conductus, Inc. Series B Preferred Stock and Common Stock Purchase Agreement dated as of June 3, 1993 among the Registrant and the parties named therein.
10.15*         Employment, Stock Restriction and Asset Purchase Right Agreement dated May 27, 1993 between the
               Registrant and Dr. Duane Crum.
10.16*         Lease Agreement and Letter Agreement dated February 13, 1989 between the Registrant and Mozart-McKee
               Limited Partnership for part of the Sunnyvale facilities.
10.17*         Lease Agreement dated May 3, 1993 between the Registrant and Mozart-McKee Limited Partnership for
               part of the Sunnyvale facilities.
10.18*         Standard Industrial Lease between Tristan and GWR Instruments, Inc. dated September 10, 1991.
10.19*         1992 Stock Option/Stock Purchase Plan, as amended.
10.20*         Amended 1989 Stock Option Plan.
10.21*         1987 Stock Option Plan.
10.22*         Form of Indemnification Agreement between the Registrant and each of its directors and officers.
10.23**        Exclusive Distributor Agreement between Registrant and Niki Glass Co., Ltd. dated as of February 2,
               1994.
10.24****      Lease Agreement dated December 8, 1994 between Registrant and Mozart-McKee Limited Partnership for
               Sunnyvale facilities.
10.25****      Business Loan Agreement dated August 15, 1994 between Registrant and Silicon Valley Bank for working capital credit facility and term loan facility.
10.26****      Employment Agreement dated May 3, 1994 between Registrant and Mr. Charles E. Shalvoy.
10.27****      Employment Agreement dated November 23, 1994 between Registrant and Mr. Henry Zauderer.
10.28***       Conductus, Inc. 1994 Employee Stock Purchase Plan.
10.29*****     Loan Modification Agreement dated March 8, 1996 between Registrant and Silicon Valley Bank modifying the Business Loan Agreement dated August 15, 1994.
10.30-         Loan Modification Agreements dated August 15, 1995 and June 10, 1996, respectively, between
               Registrant and Silicon Valley Bank, each modifying the Business Loan Agreement dated August 15, 1994.
11.1Q          Statements of computation of loss per share.
21.1*          Subsidiary of the Registrant.
23.1           Consent of Independent Accountants. (See Page II-8).
23.2           Consent of Patent Counsel. (See Page II-9).
24.1           Power of Attorney (See Page II-6).

- ------------------------
* Incorporated herein by reference from the same numbered exhibits filed with the Company's Registration Statement on Form S-1 (Number 33-64020), as amended.

** Incorporated herein by reference from the same numbered exhibit filed with the Company's 1993 Annual Report on Form 10-K.

*** Incorporated herein by reference from exhibit number 99.1 to the Company's Registration Statement on a Form S-8 filed with the SEC Commission on August 5, 1994.

**** Incorporated herein by reference from the same numbered exhibit filed with the Company's 1994 Annual Report on Form 10-K.

+ Confidential treatment granted or requested as to certain portions of these exhibits.

Q Incorporated herein by reference from the same numbered exhibit filed with the Company's Registration Statement on Form S-1 (Number 333-3815) on May 10, 1996.

*****Incorporated herein by reference from the same numbered exhibit filed with the Company's 1995 Annual Report on Form 10-K.

- -    Incorporated  herein by reference from the same numbered exhibit filed with
     Amendment No. 2 to the Company's Registration Statement on Form S-1 (Number 333-3815) on June 17, 1996.